UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 15, 2021

INSULET CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33462	04-3523891
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Nagog Park
Acton	Massachusetts	01720
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code:	(978)	600-7000

Not Applicable (Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act	☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	PODD	The NASDAQ Stock Market, LLC

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 15, 2021, the Board of Directors (the "Board") of Insulet Corporation (the "Company") increased the authorized number of directors of the Company from nine to 10 and appointed Luciana Borio, M.D. as a Class I director to fill the newly created vacancy. Dr. Borio will stand for election by stockholders at the Company’s 2023 Annual Meeting of Stockholders. Dr. Borio has not been named to any committees of the Board.

Since July 2021, Dr. Borio has been a venture partner at ARCH Venture Partners, where she advises on new investment opportunities related to biologics manufacturing, clinical trials, novel therapies, and areas with large unmet clinical needs. She previously served as Senior Vice President of In-Q-Tel, an independent strategic investment firm that supports the mission of the United States national security community, from 2019 to 2020, and served as a member of the President’s Transition COVID-19 Advisory Board. Previously, Dr. Borio served as Director, Medical and Biodefense Preparedness Policy, for the National Security Council from 2017 to 2019. Prior to that, Dr. Borio spent nearly 10 years at the United States Food and Drug Administration in roles of increasing responsibility, including Acting Chief Scientist and Assistant Commissioner for Counterterrorism Policy. Dr. Borio earned a B.S. in Zoology from George Washington University and an M.D. from George Washington University School of Medicine.

There are no arrangements or understandings between Dr. Borio and any other persons pursuant to which Dr. Borio was selected as a director and there are no transactions involving Dr. Borio required to be disclosed under Item 404(a) of Regulation S-K. As a non-employee director of the Company, Dr. Borio will receive cash and equity compensation pursuant to the Company's non-employee director compensation program, as described in the Company's proxy statement filed with the Securities and Exchange Commission on April 13, 2021, as may be adjusted by the Board from time to time.

On October 15, 2021, Sally W. Crawford, a member of the Company’s Board of Directors, notified the Company of her decision to retire from the Board effective December 31, 2021. Ms. Crawford’s decision to step down from the Board, which will mark her retirement from the Board after 13 years of distinguished service, did not involve any disagreement with other Board members or with management.

Item 7.01	Regulation FD Disclosures.
On October 18, 2021 the Company issued a press release announcing Dr. Borio's appointment to the Board and Ms. Crawford’s retirement. A copy of that press release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 18, 2021
104	Cover Page Interactive Date File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

INSULET CORPORATION

October 18, 2021	By:	/s/ John W. Kapples
John W. Kapples
Senior Vice President, General Counsel
and Secretary